EXHIBIT 10.22

AMENDMENT NUMBER 2

TO THE

OCCIDENTAL PETROLEUM CORPORATION

SUPPLEMENTAL RETIREMENT PLAN II

Effective as of January 1, 2005

The Occidental Petroleum Corporation Supplemental Retirement Plan II (Effective as of January 1, 2005) (“Plan”) is hereby amended as of January 1, 2006 (unless a different effective date is specified), as follows:

1.         Section 2.1(f), relating to the definition of “Beneficiary”, is amended in its entirety to read as follows:

“Beneficiary” means the person(s) entitled to receive the Participant’s benefits under the Retirement Plan in the event of the Participant’s death.

Notwithstanding the foregoing, where a Participant has designated a Beneficiary under Appendix A of the Occidental Petroleum Corporation Supplemental Retirement Plan, “Beneficiary” means the person or persons so designated under Appendix A of the Occidental Petroleum Corporation Supplemental Retirement Plan.

Notwithstanding the foregoing, where an Employee becomes a Participant through merger of another plan into this Plan, “Beneficiary” means the person or persons so designated under such plan until a new Beneficiary designation is effected under the Retirement Plan by such Employee.

2.         Section 2.1(l), relating to the definition of “Deferred Compensation Plan”, is amended in its entirety to read as follows:

(l)

Deferred Compensation Plan” means the Occidental Petroleum Corporation 2005 Deferred Compensation Plan, as amended from time to time. Effective October 12, 2006, “Deferred Compensation Plan” means the Occidental Petroleum Corporation Modified Deferred Compensation Plan, as amended from time to time.

3.         Effective January 1, 2007, a new subsection (bb), defining “Annual Bonus Paid”, is added to the end of Section 2.1 to read as follows:

(bb)

“Annual Bonus Paid” means up to the first $100,000 of bonus paid to a Participant, who is not a “named executive officer”, as that term is defined in Regulations S-K under the Securities Exchange Act of 1934 (17 CFR §229.402(a)(3)), during the Plan Year under a regular annual incentive compensation plan, such as the Company's Variable Compensation Program or Incentive Compensation Program (but excluding without limitation a special individual or group bonus, a project bonus, and any other special bonus.

4.         Effective January 1, 2007, a new subsection (cc), defining “DCP Eligible Bonus”, is added to the end of Section 2.1 to read as follows:

(cc)

“DCP Eligible Bonus” means the amount of bonus a Participant receives and is entitled to defer under the Deferred Compensation Plan without regard to the annual deferral limit of $75,000 or the Deferred Compensation Plan balance limit of $1 million, as described in the Deferred Compensation Plan.

5.         Section 4.2, relating to Allocations Relating to the Savings Plan, is amended in its entirety to read as follows:

4.2	Allocations Relating to the Savings Plan
(a)

Eligibility. Effective January 1, 2007, an Employee who is eligible to participate in the Savings Plan for the Plan Year and whose Base Pay Paid plus Annual Bonus Paid for the Plan Year exceeds the amount specified in Code section 401(a)(17) as adjusted and in effect for the Plan Year shall be provided the allocation for the Plan Year specified in subsection (b).

(b)

Allocation Amount. The amount to be allocated as of the last day of the Plan Year under this Plan with respect to a Participant described in subsection (a) above for the Plan Year shall equal the sum of:

(1)	6 percent of the Employee’s Base Pay Paid plus Annual Bonus Paid in excess of the amount specified in Code section 401(a)(17) as adjusted and in effect for the Plan Year; and
(2)	5 percent of the amount allocated under paragraph (1) which shall be allocated to the account maintained for the Participant in lieu of interest on such amount for the Plan Year.

6.         Section 4.1(b)(2)(B)(i), relating to Allocations to the Retirement Plan, is amended in its entirety to read as follows:

(i)	Effective January 1, 2007, Actual Pretax Deferrals and After-Tax Contributions, as those terms are defined under the Savings Plan, made to the Savings Plan for the Plan Year, and

7.         Section 4.1(b)(2)(B)(ii), relating to Allocations to the Retirement Plan, is amended in its entirety to read as follows:

(ii)	Effective January 1, 2007, Actual Matching Contributions, as that term is defined under the Savings Plan, made to the Savings Plan for the Plan Year.

8.         Section 4.3, relating to Allocations Relating to the Deferred Compensation Plan, amended in its entirety to read as follows:

4.3	Allocations Relating to the Deferred Compensation Plan
(a)	Retirement Plan
(1)

Eligibility. An Employee who is a participant in the Retirement Plan and eligible to participate in the Deferred Compensation Plan for the Plan Year shall be provided the allocation for the Plan Year specified in subsection 4.3(a)(2).

(2)

Allocation Amount. Effective January 1, 2007, the amount to be allocated in a Plan Year under this Plan with respect to a Participant described in subsection 4.3(a)(1) above for the Plan Year shall equal that Participant’s applicable percentage multiplied by the amount of the DCP Eligible Bonus the Participant receives. This allocation shall be made irrespective of whether such Participant elects to defer under the Deferred Compensation Plan all or any part of any bonus to which he might be entitled. Notwithstanding the preceding sentence, no allocation shall be made to the account of a Participant who is not an Employee on the date that any such bonus is awarded.

For purposes of this subsection, the term “applicable percentage” shall mean 12 percent in the case of a Participant who shall have attained age 35 prior to the end of the Plan Year in which the allocation is made and 8 percent in the case of a Participant who shall not have attained age 35 prior to the end of the Plan Year in which the allocation is made. The allocation described in this section shall be made to the account of each Participant effective as of the date on which the Participant is awarded the bonus he is entitled to defer under the Deferred Compensation Plan.

(b)	Savings Plan
(1)

Eligibility. An Employee who is a participant in the Savings Plan and eligible to participate in the Deferred Compensation Plan for the Plan Year shall be provided the allocation for the Plan Year specified in subsection 4.3(b)(2), unless such an allocation has been made under the Deferred Compensation Plan, in which case, no allocation shall be made under this subsection 4.3(b).

(2)

Allocation Amount. Effective January 1, 2007, the amount to be allocated in a Plan Year under this Plan with respect to a Participant described in subsection 4.3(b)(1) above for the Plan Year shall equal that Participant’s applicable percentage multiplied by the amount of the Annual Bonus Paid the Participant receives. This allocation shall be made irrespective of whether such Participant elects to defer under the Deferred Compensation Plan all or any part of any bonus to which he might be entitled. Notwithstanding the preceding sentence, no allocation shall be made to the account of a Participant who is not an Employee on the date that any such bonus is awarded.

For purposes of this subsection, the term “applicable percentage” shall mean the sum of the Pretax Deferral and After-Tax Contribution rates elected by the Participant under the Savings Plan (or any successor provision), up to 6 percent. The allocation described in this section shall be made to the account of each Participant effective as of the date on which the Participant is awarded the bonus he is entitled to defer under the Deferred Compensation Plan.

9.         Section 5.2(b)(2), relating to Annual Installment Payments under “Available Times and Forms of Payment,” is amended in its entirety to read as follows:

(2)

Annual installment payments over 5, 10, 15, or 20 years, as elected by the Participant, commencing during the first calendar quarter following the calendar year in which occurs the distribution event specified in section 5.1, except death, and continuing each year thereafter until the final installment is paid or, if earlier, the Participant dies. For purposes of section 5.3 below, the installment payments are to be treated as a series of separate payments. While benefits are to be paid in installments, the Participant’s account will continue to be adjusted as provided in section 4.4(a) until the series of installments has been completed. The amount of each annual installment while the Participant is alive shall equal the amount credited to the account as of January 31 of the year in which the installment is to be paid, multiplied by a fraction, the numerator of which is 1, and the denominator of which is the number of installments (including the current one) which remain to be paid. Each installment shall be paid as soon as administratively possible after January 31 of the calendar year. If the Participant dies while installments remain to be paid, the remaining account credited to the Participant shall be paid to the Beneficiary as soon as practicable following the Participant’s death.

10.       Exhibit A to the SRPII is amended in its entirety to read as follows:

EXHIBIT A

Participants with pre-October 4, 2004 Retainer Agreements

Axelson, Jr., C.J.

Doucet, M.J.

Freund, M.C.

Hull Jr., C.W.

Hurst III, J.L.

Leach, A.R.

Lorraine, R.A.

Oenbring, P.R.

Vincent, P.G.

Watkins, A.A.

10.       Except as amended above, the terms of the Plan as in effect prior to this amendment shall continue unchanged.

* * * * *

In Witness Whereof, the Company has caused this amendment to be adopted on its behalf by the unanimous action of the Pension and Retirement Plan Administrative Committee this ____ day of _______________, 2006.

Occidental Petroleum Corporation

Pension and Retirement Plan

Administrative Committee

Richard W. Hallock

Samuel P. Dominick, Jr.

Jim A. Leonard

James M. Lienert

Robert E. Sawyer

Darin S. Moss